Exhibit 23.1



                           CHILD, SULLIVAN & COMPANY
                A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC
                                  ACCOUNTANTS
          1284  W.  Flint  Meadow  Dr., Suite D, Kaysville, UT 84037
                  PHONE: (801) 927-1337  FAX: (801) 927-1344





           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the inclusion in this Form SB-2 Registration Statement of our report dated August 6, 2004 on our audit of the balance sheet of BidGive International, Inc., for the year ended December 31, 2003, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 2003 and 2002, and for the period from May 6, 1996 (date of inception) to December 31, 2003.


Child, Sullivan & Company


Child, Sullivan & Company
Kaysville, Utah
January 18, 2005